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                                                                     EXHIBIT 8.1

                                November 22, 2000




(949) 451-3800                                                     C 01012-00511


Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612

        Re: Registration Statement on Form S-3 of Allergan, Inc.

Ladies and Gentlemen:

        We have acted as counsel to you in connection with (i) the issuance and sale by you of $657,451,000 aggregate principal amount at maturity of Liquid Yield Option(TM) Notes due 2020 (Zero Coupon--Subordinated) (the "Notes") on November 1, 2000 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and (ii) the filing of a Registration Statement to which this opinion is an Exhibit and the Prospectus forming a part thereof (the "Prospectus") with respect to the offer and sale of the Notes by the several holders of the Notes.

        We hereby confirm our opinion set forth under the caption "Federal Income Tax Considerations" in the Prospectus, and consent to the use of our name in connection therewith.


                                            Very truly yours,

                                            /s/  Gibson, Dunn & Crutcher LLP
                                            --------------------------------
                                                 Gibson, Dunn & Crutcher LLP